Exhibit 99.1

THIRD AMENDMENT TO LOAN DOCUMENTS

     This Third Amendment To Loan Documents, dated December 13, 2002, is entered into between Congress Financial Corporation (Western) (“Lender”) and Zila, Inc., Zila Pharmaceuticals, Inc., Ryker Dental of Kentucky, Inc. and Inter-Cal Corporation, Inc. (collectively, the “Borrower”).

     The parties agree to amend the Loan and Security Agreement between them, dated August 17, 2001 (as amended from time to time, the “Loan Agreement”), effective on the date hereof (except where otherwise provided below). (This Amendment, the Loan Agreement, any prior written amendments thereto signed by Lender and the Borrower, and all other written documents and agreements between Lender and the Borrower are referred to herein collectively as the “Loan Documents”. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

     1.     Modified Adjusted Tangible Net Worth. Effective as of October 1, 2002, the Adjusted Tangible Net Worth covenant set forth in Section 9.17 of the Loan Agreement is hereby amended to read as follows:

“9.17 Adjusted Tangible Net Worth. Zila, on a consolidated basis, shall, at all times, maintain Adjusted Tangible Net Worth of not less than $12,000,000, provided that, the amount of such minimum Adjusted Tangible Net Worth shall be increased, or decreased, by the amount of any net gain, or net loss, respectively, resulting from any sale to a third party of 100% of the stock or all or substantially all of the assets of any of the following: Zila, ZP, Ryker Dental, or Inter-Cal.”

     2.     EBITDA Covenant. On or before January 17, 2003, Borrower will provide Lender, in form acceptable to Lender, Borrower’s forecast of its projected income and expenses for the 2003 calendar year and such additional information as may be requested by Lender, from which there must be prepared and executed, on or prior to February 1, 2003, an EBITDA covenant in form and substance acceptable to Lender. When executed, the EBITDA covenant will be substituted in place and stead of the Modified Adjusted Tangible Net Worth covenant contained in paragraph 9.17 of the Loan Agreement. Failure to timely execute and deliver the EBITDA covenant shall constitute an Event of Default under this Loan Agreement.

Congress	Third Amendment to Loan Documents

     3.     Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $     N.A.     , which shall be non-refundable and in addition to all interest and all other fees and charges, and which may be charged to Borrower’s loan account.

     4.     Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     5.     General Provisions. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Lender:

ZILA, INC.		Congress Financial Corporation (Western)

By:	/s/ Bradley C. Anderson	By:	/s/ Craig Taylor

	President or Vice President	Title:	Vice President

By:	/s/ Bradley C. Anderson

Secretary or Ass’t Secretary

ZILA PHARMACEUTICALS, INC.

By:	/s/ Bradley C. Anderson

President or Vice President

By:	/s/ Bradley C. Anderson

Secretary or Ass’t Secretary

Congress	Third Amendment to Loan Documents

RYKER DENTAL OF KENTUCKY, INC.

By:	/s/ Bradley C. Anderson

President or Vice President

By:	/s/ Bradley C. Anderson

Secretary or Ass’t Secretary

INTER-CAL CORPORATION, INC.

By:	/s/ Bradley C. Anderson

President or Vice President

By:	/s/ Bradley C. Anderson

Secretary or Ass’t Secretary

Congress	Third Amendment to Loan Documents

CONSENT

     The undersigned, guarantors, acknowledge that their consent to the foregoing First Amendment to Loan Documents is not required, but the undersigned nevertheless do hereby consent to the foregoing First Amendment to Loan Documents and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guarantees of the undersigned, all of which are hereby ratified and affirmed. This Consent may be executed in counterparts. The signatures of the undersigned shall be fully effective even if other persons named below fail to sign this Consent.

Zila, Inc.		Zila Pharmaceuticals, Inc.

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

Bio-Dental Technologies Corporation		Zila Technologies, Inc.

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

Oxycal Laboratories, Incorporated		Zila limited, Inc.

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

Congress	Third Amendment to Loan Documents

Zila Swab Technologies, Inc.		Ryker Dental of Kentucky, Inc.

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

Integrated Dental Technologies, Inc.		Inter-Cal Corporation, Inc.

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

Zila International, Inc.		Zila Acquisition Corp.

By:	/s/ Bradley C. Anderson	By:	/s/Bradley C. Anderson

	President or Vice President		President or Vice President

By:	/s/ Bradley C. Anderson	By:	/s/ Bradley C. Anderson

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary